BGSF

BG Staffing, Inc. Announces Q4
and Fiscal Year-End 2019 Financial Results

PLANO, Texas – (March 12, 2020) – BG Staffing, Inc. (NYSE: BGSF), a growing national provider of workforce solutions, today reported financial results for its fourth quarter and fiscal year-ended December 29, 2019.

Quarter Four 2019 Results

	2019	2018	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$72,315	$72,000	$315	0.4%
Gross profit	$19,203	$18,720	$483	2.6%
Gross profit percentage	26.6%	26.0%	0.6%	2.3%
Net income	$2,742	$4,853	$(2,111)	(43.5)%
Net income per diluted share	$0.26	$0.47	$(0.21)	(44.7)%
Weighted average diluted shares	10,371	10,365	6	0.1%
Adjusted EPS (1)	$0.37	$0.41	$(0.04)	(9.8)%
Adjusted EBITDA (1)	$6,258	$6,416	$(158)	(2.5)%
Adjusted EBITDA percentage (2)	8.7%	8.9%	(0.2)%	(2.2)%

Year-Months Ended 2019 Results

	2019	2018	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$294,314	$286,863	$7,451	2.6%
Gross profit	$80,681	$76,595	$4,086	5.3%
Gross profit percentage	27.4%	26.7%	0.7%	2.6%
Net income	$13,247	$17,550	$(4,303)	(24.5)%
Net income per diluted share	$1.28	$1.79	$(0.51)	(28.5)%
Weighted average diluted shares	10,351	9,808	543	5.5%
Adjusted EPS (1)	$1.67	$1.79	$(0.12)	(6.7)%
Adjusted EBITDA (1)	$26,590	$27,106	$(516)	(1.9)%
Adjusted EBITDA percentage (2)	9.0%	9.4%	(0.4)%	(4.3)%

Beth A. Garvey, President and CEO, stated, “We are very pleased with our financial results for 2019. We ended 2019 with year over year organic growth in revenue and gross profit, while focusing on developing best practices to continue to measure our future success. We invested in our support team for both HR and IT during the year resulting in advancements in technology, benefits and culture, which further enables our effort to provide first-in-class support to our team members, field talent, and client partners.”

(1) Non-GAAP financial measure. See reconciliation at end for details.
(2) Adjusted EBITDA as a percentage of revenue.

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Garvey addded, “We look for 2020 to be driven in part by the successful integration of two strategic acquisitions, L.J. Kushner in December 2019, followed by EdgeRock Technology Partners in February 2020, which both fit with our longer-term strategy of providing higher-end, specialized consulting services. These acquisitions, along with the strength of our existing brands, should set the foundation for next year and beyond.”

Dan Hollenbach, Chief Financial Officer, stated, “Net income for the fourth quarter 2019 was affected by transaction fees and IT roadmap expenses $685,000 greater than 2018 and a $1.6 million gain on contingent consideration recorded in 2018. Net income for fiscal 2019 was affected by transaction fees and IT roadmap expenses $647,000 greater than 2018 and $3.8 million in gains on contingent consideration recorded in 2018, as well as an effective tax rate of 18% in 2018 vs. 24.5% for 2019.”
Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PT (4:30pm ET) on March 12, 2020. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=137618. A replay of the recorded call will be available for 90 days on the Company's website (https://investor.bgstaffing.com/events-and-presentations/events-calendar/default.aspx). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting March 12, 2020, at 7:30pm ET through March 19, 2020 at 11:59 pm ET. Please use PIN Number 10008363.

About BGSF
Headquartered in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 64th largest U.S. staffing company in the 2019 update and the 45th largest IT staffing firm in 2018. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release,

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the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

Source: BG Staffing, Inc.

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BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(dollars in thousands)
Net income	$2,742	$4,853	$13,247	$17,550
Interest expense, net	324	576	1,569	2,850
Income tax expense	1,111	1,127	4,305	3,860
Depreciation and amortization	1,188	1,243	4,820	5,044
Loss on extinguishment of debt	—	—	541	—
Gain on contingent consideration	—	(1,615)	—	(3,775)
Share-based compensation	202	196	953	1,069
Transaction fees	340	36	434	508
IT roadmap	351	—	721	—
Adjusted EBITDA	$6,258	$6,416	$26,590	$27,106

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We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains or losses, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Net income per diluted share	$0.26	$0.47	$1.28	$1.79
Acquisition amortization	0.09	0.09	0.36	0.41
Loss on extinguishment of debt	—	—	0.05	—
Gain on contingent consideration	—	(0.16)	—	(0.38)
Transaction fees	0.03	—	0.04	0.05
IT roadmap	0.03	—	0.07	—
Option cancellation agreement, tax effect	—	—	—	(0.07)
Income tax expense adjustment	(0.04)	0.01	(0.13)	(0.01)
Adjusted EPS	$0.37	$0.41	$1.67	$1.79